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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Duke Energy Field Services LLC (DEFS LLC) for the registration of $500,000,000 of Debt Securities and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the consolidated financial statements of Phillips Gas Company included in DEFS LLC's Form 10 filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
March 16, 2001